EXHIBIT 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: June 4, 2024

AAA Sub Fund 2-Y, L.P.

By:	Apollo Aligned Alternatives Advisors, L.P., its general partner
By:	AAA Advisors GP, LLC, its general partner

By:	/s/ William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President, Assistant Secretary

Apollo Aligned Alternatives Advisors, L.P.

By:	AAA Advisors GP, LLC, its general partner

By:	/s/ William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President, Assistant Secretary

AAA Advisors GP, LLC

By:	/s/ William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President, Assistant Secretary

APH Holdings (DC), L.P.

By:	Apollo Principal Holdings IV GP, Ltd., its general partner

By:	/s/ William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President

Apollo Principal Holdings IV GP, Ltd.

By:	/s/ William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President